UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Capitala Finance Corp.

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CAPITALA FINANCE CORP.
4201 Congress St., Suite 360
Charlotte, NC 28209
(704) 376-5502
May 4, 2021
Dear Stockholder:
You are cordially invited to attend the Special Meeting (the “Special Meeting”) of the stockholders (the “Stockholders”) of Capitala Finance Corp. (the “Company”) to be held on May 27, 2021 at 1:30 p.m., Eastern Time. The Special Meeting will be held at the Renaissance Charlotte SouthPark Hotel, 5501 Carnegie Blvd., Charlotte, North Carolina 28209.
On April 21, 2021, the Company announced that Capitala Investment Advisors, LLC, the Company’s investment adviser (“Capitala”), entered into a definitive agreement (the “Definitive Agreement”) with Mount Logan Management, LLC (“Mount Logan”) and Mount Logan Capital Inc. (“MLC”), both affiliates of BC Partners Advisors L.P. (“BC Partners”) for U.S. regulatory purposes, whereby Mount Logan will acquire, subject to the satisfaction of certain closing conditions, certain assets related to Capitala’s business of providing investment management services to the Company (the “Transaction”). The Company believes that Mount Logan’s ability to access BC Partners’ investment plaform, including its propriety sourcing and extensive expertise and investment capabilities, will provide the Company with increased revenues and investment opportunities.
Consummation of the Transaction will result in the termination of the current investment advisory agreement, dated September 24, 2013, between the Company and Capitala (the “Existing Advisory Agreement”). As a result, the Stockholders are being asked to approve a new investment advisory agreement between the Company and Mount Logan (the “New Advisory Agreement”). As described in the accompanying Proxy Statement, the terms of the New Advisory Agreement are substantially the same as those contained in the Existing Advisory Agreement other than the reset of the capital gains incentive fee lookback feature to the date when Mount Logan assumes management of the Company. The Investment Company Act of 1940, as amended (the “1940 Act”), requires that a new investment advisory agreement be approved by both a majority of a business development company’s “non-interested” (i.e., independent) directors and “a majority of the outstanding voting securities,” as that term is defined under the 1940 Act. The Company’s Board of Directors (the “Board”) has unanimously approved the New Advisory Agreement and believes it to be in the best interests of the Company and its Stockholders.
In evaluating the New Advisory Agreement, the Board requested, and received, extensive information and materials regarding Mount Logan and its affiliates. The Board believes that the Company and its Stockholders will benefit from Mount Logan’s access to greater scale and resources through its relationship with BC Partners. In particular, the Board believes that the Company will benefit from full integration with the BC Partners platform. The BC Partners credit team manages a number of accounts and funds that are focused on investing across the credit spectrum.
Mount Logan was organized in 2020 as a Delaware limited liability company and is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Mount Logan is a wholly-owned subsidiary of MLC, a Canadian public company. Mount Logan is an affiliate of BC Partners for U.S. regulatory purposes and BC Partners provides Mount Logan with personnel and resources pursuant to a servicing agreement.
BC Partners was founded in 1986 and has a long history of making investments in control-oriented equity positions in businesses across Europe and North America through its private equity business. As of December 31, 2020, BC Partners had assets under management of approximately $40 billion. BC Partners operates a private equity investment platform and a credit investment platform, BCP Credit, as fully integrated businesses. The business of Mount Logan falls primarily within the scope of the BCP Credit platform.
In addition, each of the Company’s current directors will resign as a member of the Board, effective as of, and conditioned upon, the Closing, and Ted Goldthorpe, the Chairman and Chief Executive Officer of

MLC, will be appointed as an interested director of the Board, along with Alexander Duka, George Grunebaum, and Robert Warshauer, each will be appointed to serve as non-interested directors (“Independent Directors”) of the Board (collectively, the “Mount Logan Directors”), effective as of, and conditioned upon, the Closing. The Mount Logan Directors will be appointed by the currently existing Board to fill the vacancies created by the resignations described above and the Mount Logan Directors will be appointed to the class of directors as determined by the Board in accordance with the Company’s organizational documents. The Stockholders will have the opportunity to vote for each of the Mount Logan Directors when his or her class of directors is up for reelection. As a result, upon the Closing, the Company’s Board of Directors will consist of three Independent Directors and one interested director. In addition, all officers of the Company will resign effective as of, and conditioned upon, the Closing and the Board will appoint Ted Goldthorpe as the Company’s Chief Executive Officer and President, Jason Roos as the Company’s Chief Financial Officer, Treasurer and Secretary, Patrick Schafer as the Company’s Chief Investment Officer and Andrew Devine as the Company’s Chief Compliance Officer, effective as of, and conditioned upon, the Closing.
If the Stockholders approve the New Advisory Agreement, and the Board appoints the Mount Logan Directors as discussed above, and subject to the satisfaction or appropriate waiver of the other conditions to the Closing, as more fully described in the Proxy Statement, at the Closing, the Company and Mount Logan will enter into the New Advisory Agreement and the New Administration Agreement (defined below), and the Company will become part of the BC Partners Credit platform.
Following the completion of the Transaction, the Company’s name will change .The Company will continue to be a business development company (“BDC”) and you will still own the same amount and type of shares in the same Company. The shares of common stock of the Company will continue to be listed on the NASDAQ Global Select Market, although the ticker symbol will change upon the change in the name of the Company. Further details regarding the business to be conducted at the Special Meeting are more fully described in the accompanying Notice of Special Meeting and Proxy Statement.
The Board unanimously recommends that you vote “FOR” the approval of the (i) New Advisory Agreement (the “New Advisory Agreement Proposal”) and (ii) adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the New Advisory Agreement (the “Adjournment Proposal”)
Your vote is very important to us. Whether or not you expect to be present in person at the Special Meeting, please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via Internet or telephone. Instructions are provided on the proxy card. Returning the proxy card does not deprive you of your right to attend the Special Meeting and to vote your shares in person. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the New Advisory Agreement Proposal. Abstentions and broker non-votes will have no effect on the Adjournment Proposal.
We look forward to seeing you at the Special Meeting.
Sincerely yours,
Joseph B. Alala, III
Chairman and Chief Executive Officer
May 4, 2021
This Proxy Statement is first being mailed to stockholders on or about May 4, 2021.

CAPITALA FINANCE CORP.
4201 Congress St., Suite 360
Charlotte, NC 28209
(704) 376-5502

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2021

To the Stockholders of Capitala Finance Corp.:
I am pleased to invite our stockholders (the “Stockholders”) to the Special Meeting of Stockholders (the “Special Meeting”) of Capitala Finance Corp., a Maryland corporation (the “Company”), to be held on May 27, 2021 at 1:30 p.m., Eastern Time. The Special Meeting will be held at the Renaissance Charlotte SouthPark Hotel, 5501 Carnegie Blvd., Charlotte, North Carolina 28209.
As discussed in more detail in the enclosed Proxy Statement, on April 21, 2021, the Company announced that Capitala Investment Advisors, LLC, the Company’s investment adviser (“Capitala”), entered into a definitive agreement (the “Definitive Agreement”) with Mount Logan Management, LLC (“Mount Logan”) and Mount Logan Capital Inc. (“MLC”), both affiliates of BC Partners Advisors L.P. (“BC Partners”) for U.S. regulatory purposes, whereby Mount Logan will acquire, subject to the satisfaction of certain closing conditions, certain assets related to the Capitala’s business of providing investment management services to the Company (the “Transaction”). Consummation of the Transaction will result in the termination of the current investment advisory agreement, dated September 24, 2013, between the Company and Capitala (the “Existing Advisory Agreement”). As a result, the Stockholders of the Company are being asked to approve a new investment advisory agreement between the Company and Mount Logan (the “New Advisory Agreement”). As described in the accompanying Proxy Statement, the terms of the New Advisory Agreement are substantially the same as those contained in the Existing Advisory Agreement other than the reset of the capital gains incentive fee lookback feature to the date when Mount Logan assumes management of the Company.
At the Special Meeting, Stockholders are being asked to vote for the following proposals:
1.
To approve a New Advisory Agreement between the Company and Mount Logan, which will replace the Existing Advisory Agreement with Capitala; and

2.
To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NEW ADVISORY AGREEMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL.
Our Board of Directors has fixed the close of business on April 12, 2021 as the record date for the determination of Stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Special Meeting.
For further information regarding the matters to be acted upon at the Special Meeting, I urge you to carefully read the accompanying Proxy Statement. If you have questions about the proposals or would like additional copies of the Proxy Statement, please contact our proxy solicitor, Morrow Sodali LLC at 1-800-267-0201.
Regardless of whether you own a few or many shares and whether you plan to attend the Special Meeting in person or not, it is important that your shares be voted on matters that come before the Special Meeting. Your vote is important.

By Order of the Board of Directors,
Kevin A. Koonts
Corporate Secretary
Charlotte, North Carolina
May 4, 2021
This is an important meeting. To ensure proper representation at the Special Meeting, please complete, sign, date and return the proxy card in the enclosed self-addressed envelope or through the Internet. Even if you vote your shares prior to the Special Meeting, you still may attend the Special Meeting and vote your shares in person if you wish to change your vote.

CAPITALA FINANCE CORP.

CAPITALA FINANCE CORP.
4201 Congress St., Suite 360
Charlotte, NC 28209
(704) 376-5502
PROXY STATEMENT
The proxy card, together with this proxy statement (this “Proxy Statement”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Capitala Finance Corp., a Maryland corporation (the “Company”), for use at the Special Meeting of Stockholders (the “Special Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” or “Stockholders” refer to the stockholders of the Company. The mailing address of our principal executive offices is 4201 Congress St., Suite 360, Charlotte, North Carolina 28209. This Proxy Statement, the proxy card and Notice of Special Meeting have been mailed to the Stockholders of record as of April 12, 2021 on or about May 4, 2021 and have been made available on the Internet.
Important Notice Regarding the Availability of Proxy Materials
for the Special Stockholders Meeting To Be Held on May 27, 2021
This Proxy Statement, the proxy card and Notice of Special Meeting are available at:
www.astportal.com/ast/23639/.

QUESTIONS AND ANSWERS
At the Special Meeting of Stockholders of the Company to be held on May 27, 2021, you will have the opportunity to vote on the New Advisory Agreement Proposal. The following “Questions and Answers” are provided for your convenience. These questions and answers may not address all of the questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this Proxy Statement, including the appendices.
Why did you send me this Proxy Statement?
The Company sent you this proxy statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meeting. The Special Meeting will be held at the Renaissance Charlotte SouthPark Hotel, 5501 Carnegie Blvd., Charlotte, North Carolina 28209 on May 27, 2021, at 1:30 p.m., Eastern Time.
This proxy statement summarizes the information regarding the matters to be voted upon at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. You may simply complete, sign, and return the enclosed proxy card, or submit your vote by calling toll free at the telephone number indicated on the enclosed proxy card, or vote your shares through the Internet, as indicated on the proxy card.
As of April 12, 2021, the date for determining stockholders entitled to vote at the Special Meeting (the “Record Date”), there were 2,711,068 shares of the Company’s common stock outstanding. If you owned shares of our common stock at the close of business on the Record Date, you are entitled to one vote for each share of common stock you owned as of that date. The Company began mailing this proxy statement on or about May 4, 2021 to all stockholders entitled to vote their shares at the Special Meeting.
What am I being asked to vote on?
We sent this Proxy Statement and the enclosed proxy card to you because the Board is soliciting your proxy to vote at the Special Meeting. At the Special Meeting, Stockholders are being asked to vote for the following proposals:
1.
To approve a New Advisory Agreement between the Company and Mount Logan which will replace the Existing Advisory Agreement with Capitala; and

2.
To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Why are Stockholders being asked to vote on the New Advisory Agreement?
On April 21, 2021, the Company announced that Capitala Investment Advisors, LLC, the Company’s investment adviser (“Capitala”), entered into a definitive agreement (the “Definitive Agreement”) with Mount Logan Management, LLC (“Mount Logan”) and Mount Logan Capital Inc. (“MLC”), both affiliates of BC Partners Advisors L.P. (“BC Partners”) for U.S. regulatory purposes, whereby Mount Logan will acquire, subject to the satisfaction of certain closing conditions, certain assets related to Capitala’s business of providing investment management services to the Company (the “Transaction”). Consummation of the Transaction will result in the termination of the current investment advisory agreement, dated September 24, 2013, between the Company and Capitala (the “Existing Advisory Agreement”). As a result, the Stockholders of the Company are being asked to approve a new investment advisory agreement between the Company and Mount Logan (the “New Advisory Agreement”). The closing of the Transaction (the “Closing”) is conditioned upon, among other things, the Stockholders approving the New Advisory Agreement. If the New Advisory Agreement Proposal is not approved, the Transaction will not close and the Company will continue to be managed by Capitala pursuant to the terms of the Existing Advisory Agreement.
The 1940 Act requires that the New Advisory Agreement be approved by the Stockholders in order for it to become effective.

What are the benefits of the New Advisory Agreement and the Transaction to the Company and the Stockholders?
In evaluating the New Advisory Agreement, the Board requested, and received, extensive information and materials regarding Mount Logan, BC Partners and their affiliates. Management of the Company and the Board believe that the Company and its Stockholders will benefit from Mount Logan’s access to greater scale and resources through its relationship with BC Partners, and the extensive investment and BDC experience of BC Partners’ investment personnel. Specifically, management of the Company and the Board believe that the Company will benefit through enhanced investment capabilities by having access to a large, well-known and growing platform like BC Partners and believe that the Company will be a key part of BC Partners’ credit platform that has assets under management of $4.2 billion. Additionally, given BC Partners’ existing capabilities across sectors and products, the Company will have access to additional resources when evaluating investment opportunities. BC Partners also provides access to expanded administrative resources that will benefit the Company. Lastly, BC Partners has an existing middle-market lending platform for the Company to invest alongside, allowing the Company to access larger deals and drive the terms of such deals during negotiation.
Mount Logan provides investment management services to privately offered investment funds and acts as the collateral manager to issuers of collateralized loan obligations (“CLOs”) backed by debt obligations and similar assets. Mount Logan was organized in 2020 as a Delaware limited liability company and is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Mount Logan is a wholly-owned subsidiary of MLC, a Canadian public company. Mount Logan is an affiliate of BC Partners for U.S. regulatory purposes and BC Partners provides Mount Logan with personnel pursuant to a resource sharing agreement, which allows Mount Logan to utilize the resources of BC Partners’ broader credit team.
What will happen to the $3.7 million in incentive fee-related liabilities recorded in the Company’s balance sheet as of December 31, 2020 if the Company enters into the New Advisory Agreement with Mount Logan?
Pursuant to the terms of the Existing Advisory Agreement, the Company is permitted to defer cash payment of the portion of any incentive fee otherwise earned by Capitala that would, when taken together with all other incentive fees paid to Capitala during the most recent twelve (12) full calendar month period ending on or prior to the date such payment is to be made, exceed 20% of the sum of the Company’s (a) pre-incentive fee net investment income during such period, (b) net unrealized appreciation or depreciation during such period and (c) net realized capital gains or losses during such period (such deferral provision is referred to herein as the “Total Return Deferral Provision”). Any deferred incentive fees would then be carried over for payment in subsequent calculation periods to the extent such payment is payable under the Total Return Deferral Provision. As of December 31, 2020, the Company had deferred approximately $3.7 million in incentive fees (the “Deferred Incentive Fees”) owed to Capitala in accordance with the Total Return Deferral Provision. If the Company enters into the New Advisory Agreement with Mount Logan, then any portion of the $3.7 million of Deferred Incentive Fees that has not yet then been paid out to Capitala based on the Company’s most recent quarterly period financial results immediately prior thereto will be written off and result in an increase in the Company’s net asset value by the amount thereof. Given that some or all of the Deferred Incentive Fees may be paid to Capitala by the Company, there is no guarantee whether any of the Deferred Incentive Fees will be written off at the time that the Company enters into the New Advisory Agreement with Mount Logan. If all of the Deferred Incentive Fees happened to be paid out by the Company to Capitala based on such quarter-end financial results prior to the Company’s entry into the New Advisory Agreement, then there will be no related impact on the Company’s net asset value.
How will the base management fees payable by the Company change under the New Advisory Agreement?
The calculation of the base management fee payable under the Existing Advisory Agreement and under the New Advisory Agreement is the same.
How will the income and capital gains incentive fees payable by the Company change under the New Advisory Agreement?
The calculation of the income incentive fee payable under the Existing Advisory Agreement and under the New Advisory Agreement is the same.

The calculation of the capital gains incentive fee payable under the New Advisory Agreement is substantially the same as those contained in the Existing Advisory Agreement other than the reset of the capital gains incentive fee lookback feature to the date when Mount Logan assumes management of the Company (as opposed the date of the Company’s inception in 2013). For additional information on the reset of the capital gains incentive fee lookback feature, see “Recommendation of the Board” in Proposal 1.
Similar to the Existing Advisory Agreement, the New Advisory Agreement contains a Total Return Deferral Provision.
Has Mount Logan agreed to any fee waivers in connection with its appointment as the Company’s new investment adviser?
Yes. Section 15(f) of the 1940 Act provides a safe harbor to an investment adviser to a BDC who may receive compensation or benefits in connection with the sale of securities or a sale of any other interest in the investment adviser which results in the termination of the BDC’s then-current investment advisory agreement. The safe harbor is conditioned on the following:
•
for a period of three years after the time of such sale, at least 75% of the board of directors of the BDC are not interested persons of the investment adviser or the predecessor investment adviser, and

•
there is not imposed an unfair burden on the BDC or its stockholders as a result of the sale during the two-year period after the time of such sale.

In furtherance thereof, Mount Logan will enter into a two-year contractual fee waiver (the “Fee Waiver”) with the Company to waive, to the extent necessary, any capital gains fee under the New Advisory Agreement that exceeds what would have been paid to Capitala in the aggregate over such two-year period under the Existing Advisory Agreement. Any fees waived pursuant to the Fee Waiver cannot be recouped.
Will the Company’s management change in connection with the Transaction?
Yes. All officers of the Company will resign at Closing and the Board will appoint Ted Goldthorpe as the Company’s Chief Executive Officer and President, Jason Roos as the Company’s Chief Financial Officer, Treasurer and Secretary, Patrick Schafer as the Company’s Chief Investment Officer and Andrew Devine as the Company’s Chief Compliance Officer.
Is approval of the New Advisory Agreement the only condition to closing under the Definitive Agreement?
No. The Definitive Agreement also includes a number of other customary conditions to the Closing, including the occurrence of no material adverse effect in respect of Capitala or the Company.
In connection with the Transaction, will the Company enter into a new administration agreement?
Yes. The Board, including all of the Independent Directors, unanimously approved a new administration agreement (the “New Administration Agreement”) to be entered into with an affiliate of Mount Logan or an affiliate of BC Partners (the “Administrator”), which agreement would become effective only upon occurrence of the Closing. The terms of the New Administration Agreement, including the reimbursement of expenses by the Company to Mount Logan, are substantially similar to those contained in the Company’s current administration agreement with Capitala Advisors Corp. (the “Existing Administration Agreement”). If the Transaction closes, upon effectiveness of the New Advisory Agreement, the Company will enter into the New Administration Agreement.
How will the Closing of the Transaction affect the Company’s investment objectives and strategy?
The Company’s investment objective, which is to maximize the total return to Stockholders in the form of current income and capital appreciation by investing in debt and equity investments of privately held middle-market companies, will remain unchanged as a result of the entry into the New Advisory Agreement. However, following the Closing of the Transaction, Mount Logan anticipates rotating the Company’s asset base into proprietarily sourced, primarily senior secured and income-generating positions in larger middle-market companies than those historically invested by the Company and will have the Company pay off the outstanding indebtedness of its small business investment company subsidiary in connection with its entry into the New Advisory Agreement.
Will the Company’s name change?
Yes. In accordance with the provisions of the Maryland General Corporation Law (the “MGCL”), the Board is expected to approve articles of amendment to change the Company’s name, subject to and in conjunction with the Closing.
Will the Company continue to be a publicly traded BDC after the Closing?
Yes. After the Closing, the Company will continue to be a BDC and its shares of common stock will continue to be listed on the NASDAQ Global Select Market, although the ticker symbol is expected to change. The Stockholders will continue to own the same amount and type of shares in the Company.
Do any of the Company’s directors have an interest in the approval of the New Advisory Agreement that is different from that of the Stockholders generally?
Messrs. Alala and Broyhill, as directors of the Company and employees of the Adviser, have certain conflicts of interests in connection with the vote on the New Advisory Agreement and the matters related to the Transaction.
What vote is required to approve each item?
New Advisory Agreement Proposal. Approval of the New Advisory Agreement requires the affirmative vote of the lesser of (i) 67% or more of the shares of the Company’s common stock present at the Special Meeting and entitled to vote at such meeting if the holders of more than 50% of the outstanding shares of the Company’s common stock are present or represented by proxy at the Special Meeting, and (ii) a majority of the outstanding shares of the Company’s common stock.
Adjournment Proposal. Affirmative vote of a majority of the shares of the Company’s common stock cast at the Special Meeting.
How will proxies be voted?
Shares represented by valid proxies will be voted at the Special Meeting in accordance with the directions given.
Abstentions. An abstention will have the effect of a vote against the New Advisory Agreement Proposal and will have no effect on the proposal to adjourn the Special Meeting.
Broker Non-Votes. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares. The proposals are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to the proposals and your shares will not be treated as present at the Special Meeting. Thus, such shares will have no effect on the Company’s ability to obtain the approval of 67% or more of the voting securities present at the Special Meeting and will have the same effect as a vote against the New Advisory Agreement Proposal if the Company does not obtain the approval of 67% or more of the voting securities present and instead seeks to obtain the affirmative vote of 50% of the outstanding voting securities of the Company.
How many votes do I have?
Each share of the Company’s common stock has one vote on each matter considered at the Special Meeting or any adjournment or postponement thereof. The proxy card shows the number of shares of the Company’s common stock you are entitled to vote.

How may I vote?
You may vote in person at the Special Meeting or by proxy. The enclosed proxy card contains instructions for voting over the Internet, by telephone or by returning your proxy card via mail in the envelope provided.
For those Stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Special Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the Special Meeting. If you attend the Special Meeting, you may submit your vote in person, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Special Meeting.
How can I change my vote or revoke a proxy?
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Morrow Sodali LLC, 509 Madison Avenue, Suite 1206, New York, NY 10022; or (ii) by attending the Special Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Special Meeting.
What if I return my proxy card but do not mark it to show how I am voting?
If the proxy card is signed and returned without any directions given, the shares will be voted as recommended by the Board.
Who will be the Company’s investment adviser if the New Advisory Agreement is approved?
If the New Advisory Agreement is approved by the Stockholders, Mount Logan will become the Company’s investment adviser. For more information on Mount Logan and the New Advisory Agreement, see “Proposal 1 — Advisory Agreement” and the New Advisory Agreement attached hereto as Appendix A.
How does the Board recommend that I vote with respect to the proposal to approve the New Advisory Agreement?
In evaluating the New Advisory Agreement, the Board reviewed extensive materials furnished by Mount Logan. As discussed in these questions and answers, and in more detail in the Proxy Statement, the Board believes the New Advisory Agreement is in the best interests of the Company and the Stockholders. Please see above for “What are the benefits of the New Advisory Agreement and the Transaction to the Company and the Stockholders?” Accordingly, after careful consideration, the Board unanimously recommends that you vote “FOR” the proposal to approve the New Advisory Agreement.
What constitutes a “quorum”?
The presence at the Special Meeting, in person or represented by proxy, of Stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting constitutes a quorum. Shares that abstain will be counted for purposes of determining whether a quorum is present. Broker non-votes are not entitled to vote with respect to the proposal to approve the New Advisory Agreement and, therefore, will be treated as not present at the Special Meeting and will not be counted for quorum purposes.
Will you incur expenses in soliciting proxies?
No. Capitala will bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the proxy card.
Morrow Sodali LLC (“Morrow”) has been retained to aid in the solicitation of proxies. Morrow will receive a fee of approximately $30,000 for proxy solicitation services provided for us, plus reimbursement for certain costs and out-of-pocket expenses incurred by it in connection with its service. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this Proxy Statement to people on whose behalf they hold shares of our common stock and to request authority for the exercise of proxies by the record holders on behalf of those people.
As the date of the Special Meeting approaches, certain Stockholders whose votes have not yet been received may receive a telephone call from a representative of Morrow.
What if I receive only one set of proxy materials although there are multiple Stockholders at my address?
The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any proxy statement to any household at which two or more Stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each Stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.
A number of brokerages and other institutional holders of record have implemented householding. A single proxy statement will be delivered to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request information about householding of their communications should contact their brokers or other intermediary holder of record. You can notify us by sending a written request to: sarnall@capitalagroup.com.
Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?
Please call Morrow, our proxy solicitor, at 1-800-267-0201.
Whom should I call with other questions?
If you have additional questions about this Proxy Statement or the Special Meeting or would like additional copies of this Proxy Statement, or any documents relating to any of our future Stockholder meetings, please contact: Stephen A. Arnall, Attention: Stephen A. Arnall, Chief Financial Officer and Chief Operating Officer, Email: sarnall@capitalagroup.com, website: https://www.capitalagroup.com/.
Unless specified otherwise, the proxies will be voted “FOR”: (i) the New Advisory Agreement Proposal to Approve the New Advisory Agreement between the Company and Mount Logan which will replace the Existing Advisory Agreement with Capitala and (ii) “FOR” the Adjournment Proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. The proxies also will be voted “FOR” or “AGAINST” such other matters as may properly come before the Special Meeting, at the discretion of the proxy holder. Management is not aware of any other matters to be presented for action at the Special Meeting.

PROPOSAL NO. 1: TO APPROVE THE NEW ADVISORY AGREEMENT
General
Capitala currently serves as the Company’s investment adviser and is responsible for managing the Company’s investments on a day-to-day basis under the terms of the investment advisory agreement between the Company and Capitala, effective September 24, 2013 (“Existing Advisory Agreement”).
On April 20, 2021, Capitala entered into the Definitive Agreement with Mount Logan and MLC, both affiliates of BC Partners for U.S. regulatory purposes, whereby Mount Logan will acquire, subject to the satisfaction of certain closing conditions, certain assets related to the Capitala’s business of providing investment management services to the Company (the “Transaction”). Consummation of the Transaction will result in the termination of the Existing Advisory Agreement. As a result, the Stockholders of the Company are being asked to approve a new investment advisory agreement between the Company and Mount Logan (the “New Advisory Agreement”).
A marked version of the New Advisory Agreement against the Existing Advisory Agreement is attached as Appendix A to this Proxy Statement. The Board, including all of the Independent Directors, has determined that entering into the New Advisory Agreement is in the best interests of the Company and Stockholders and unanimously voted to approve the New Advisory Agreement, subject to the approval of Stockholders. The Board then recommended that Stockholders of the Company vote to approve the New Advisory Agreement. The 1940 Act requires that Stockholders approve the New Advisory Agreement between the Company and Mount Logan in order for it to become effective.
As a condition to the Closing and in each case to be effective as of the Closing, the Company’s interested directors, Joseph B. Alala and M. Hunt Broyhill, and the Company’s Independent Directors, Larry W. Carroll, R. Charles Moyer, and H. Paul Chapman, will resign as members of the Board and Ted Goldthorpe, the Chairman and Chief Executive Officer of Mount Logan, along with Alexander Duka, George Grunebaum, and Robert Warshauer, will be appointed as members of the Board (the “Mount Logan Directors”). The Board has determined that Alexander Duka, George Grunebaum, and Robert Warshauer are each not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act, and therefore will be considered Independent Directors, if appointed. The Mount Logan Directors will be appointed by the Board to fill the vacancies created by the resignations described above and the Mount Logan Directors will be appointed to the class of directors as determined by the Board in accordance with the Company’s organizational documents. The Stockholders will have the opportunity to vote for each of the Mount Logan Directors when his class of directors is up for reelection.
The Definitive Agreement is also conditioned upon all officers of the Company resigning at the Closing and the Board appointing Ted Goldthorpe as the Company’s Chief Executive Officer and President, Jason Roos as the Company’s Chief Financial Officer, Treasurer and Secretary, Patrick Schafer as the Company’s Chief Investment Officer and Andrew Devine as the Company’s Chief Compliance Officer.
The Board has been informed that Mount Logan and Capitala will use reasonable best efforts to assure that the Transaction will fall within the safe harbor provided by Section 15(f) of the 1940 Act with respect to the Company from and after the closing date of the Transaction, which provides that when a sale of an interest in an investment adviser to the BDC occurs, the investment adviser or any of its affiliated persons cannot receive any amount or benefit in connection with the sale unless two conditions are satisfied: (1) for three years following the consummation of the Transaction, at least 75% of the Board of the Company must not be “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of Mount Logan and Capitala and (2) during the two years after the Transaction, an “unfair burden” must not be imposed on the investment company as a result of the sale of such interest. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the sale whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of the adviser (as defined in the 1940 Act), receives or is entitled to receive any compensation, directly or indirectly, from the BDC or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the BDC.
As part of the Transaction, Mount Logan will also enter into a two-year contractual fee waiver (the “Fee Waiver”) with the Company to waive, to the extent necessary, any capital gains fee under the New Advisory

Agreement that exceeds what would have been paid to Capitala in the aggregate over such two-year period under the Existing Advisory Agreement. A copy of the Fee Waiver is attached hereto as Appendix B.
In considering the recommendation of the Board that stockholders vote “FOR” the New Investment Advisory Agreement, Stockholders should be aware and take into account the fact that the interested directors of the Company have interests in the Transaction that they will not be able to realize if the Stockholders do not approve the New Advisory Agreement.
About Mount Logan
Mount Logan was formed in 2020 and is registered as an investment adviser under the Advisers Act. If Stockholders approve this proposal, and subject to the overall supervision of the Board and in accordance with the 1940 Act, Mount Logan will serve as the Company’s investment adviser and will be responsible for managing the Company’s investments on a day-to-day basis under the terms of the New Advisory Agreement.
Mount Logan is controlled by MLC, a publicly listed Canada-based asset manager. MLC and Mount Logan are fully integrated within the BC Partners ecosystem, benefitting from the fundraising capabilities, banking relationships, investment expertise, origination and portfolio management of a leading asset management firm with approximately $40 billion of assets under management and a 35-year track record.
MLC is managed by the founders of BC Partners Credit bringing to bear the investment expertise and deep resources of the broader BC Partners platform, all of which the Company — as an entity within the BC Partners ecosystem — would benefit from.
Mount Logan does not have a formal investment committee and investment decisions are made by Ted Goldthorpe, Matthias Ederer, and Henry Wang, each experienced members of Mount Logan’s investment personnel. See “Information about New Directors and Executive Officers and Members of Mount Logan’s Investment Team” below for more information about each of the members of Mount Logan’s investment team.
With approximately $40 billion in assets under management and offices in London, Paris, Hamburg, and New York, the BC Partners organization is comprised of a private equity platform, a credit platform, and a real estate platform. All three platforms operate as integrated businesses within the overall BC Partners organization. Founded in 1986, BC Partners grew and evolved with the development of the European private equity market, consistently maintaining its position as one of the leading buyout firms in the region. It subsequently expanded investment operations to North America to support larger transactions operating more globally and established a successful investment platform for buyouts of businesses based in the United States and around the world. BC Partners expanded its strategic offering by establishing a credit platform in 2017 and a real estate platform in 2018. BC Partners has a 35-year investing track record across a variety of geographies and sectors. Throughout its investment history, BC Partners has built strong and longstanding relationships with global institutional investors.
Overview of the New Advisory Agreement
Subject to the few exceptions discussed below, the terms of the New Advisory Agreement, including (i) the investment management services to be provided by Mount Logan to the Company thereunder, (ii) the base management fee and incentive compensation payable, (iii) the allocation of expenses between Mount Logan and the Company, (iv) the indemnification provisions thereunder and (v) the provisions regarding termination and amendment, are substantially the same as those of the Existing Advisory Agreement.
Management Services
Subject to the overall supervision of the Board and in accordance with the 1940 Act, Mount Logan will manage the Company’s day-to-day operations and provide the Company with investment advisory services. Identical to the terms of the Existing Advisory Agreement, under the New Advisory Agreement, Mount Logan would, among other things:

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determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

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identify, evaluate and negotiate the structure of the investments we make;

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execute, close, service and monitor the investments we make;

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determine the securities and other assets that we will purchase, retain or sell;

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perform due diligence on prospective portfolio companies; and

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provide us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.

Mount Logan’s services under the New Advisory Agreement, like Capitala’s under the Existing Advisory Agreement, are not exclusive, and it may furnish similar services to other entities.
Management Fee
As with the Existing Advisory Agreement, under the New Advisory Agreement the Company will pay Mount Logan a fee for investment advisory and management services consisting of two components: (i) a base management fee (the “Base Management Fee”) and (ii) an incentive fee (the “Incentive Fee”).
Base Management Fee
Identical to the terms of the Existing Advisory Agreement, under the New Advisory Agreement, the Base Management Fee will be calculated at an annual rate of 1.75% of our gross assets, including assets purchased with borrowed funds or other forms of leverage, which shall be equal to the Company’s total assets as reflected on its balance sheet (such amount, “Gross Assets”). The Base Management Fee is payable quarterly in arrears and the Base Management Fees for any partial month or quarter will be appropriately pro-rated. The Base Management Fee is calculated based on the average value of Company’s Gross Assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the calendar quarter.
Incentive Fee
Substantially the same as the terms of the Existing Advisory Agreement, under the New Advisory Agreement, the Incentive Fee, which provides Mount Logan with a share of the income that it generates for the Company, has two components: pre-Incentive Fee net investment income fee and capital gains fee.
Pre-Incentive Fee Net Investment Income Fee:
Similar to the Existing Advisory Agreement, under the New Advisory Agreement, the first component of the Incentive Fee (the “Pre-Incentive Fee Net Investment Income Fee”) is calculated and payable quarterly in arrears based on the pre-Incentive Fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-Incentive Fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and fees for providing significant managerial assistance or other fees that the Company receives from portfolio companies) accrued by the Company during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the New Administration Agreement to the Administrator, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 2.0% per quarter (8.0% annualized). The Company’s net investment income used to calculate the Pre-Incentive Fee Net Investment Income Fee is also included in the amount of its gross assets used to calculate the 1.75% base management fee. The Company will pay Mount Logan a Pre-Incentive Fee Net

Investment Income Fee in each calendar quarter as follows: (1) no Incentive Fee in any calendar quarter in which the Company’s pre-Incentive Fee net investment income does not exceed the hurdle rate of 2.0%; (2) 100% of the Company’s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 2.5% in any calendar quarter (10% annualized); this portion of the pre-Incentive Fee net investment income (which exceeds the hurdle but is less than 2.5%) is referred to herein as the “catch-up.” The “catchup” is meant to provide Mount Logan with 20% of the Company’s pre-Incentive Fee net investment income as if a hurdle did not apply if net investment income exceeds 2.5% in any calendar quarter; and (3) 20% of the amount of the Company’s pre-Incentive Fee net investment income, if any, that exceeds 2.5% in any calendar quarter (10% annualized) payable to Mount Logan (once the hurdle is reached and the catch-up is achieved, 20% of all pre-Incentive Fee investment income thereafter is allocated to Mount Logan). These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.
The following is a graphic representation of the calculation of the Pre-Incentive Fee Net Investment Income Fee:
Quarterly Incentive Fee Based on Net Investment Income
Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the value of net assets)
Percentage of Pre-Incentive Fee Net Investment Income
Allocated to Mount Logan
Capital Gains Fee
Under the Existing Advisory Agreement, the second part of the Incentive Fee (the “Capital Gains Fee”) is determined and payable in arrears as of the end of each calendar year (or upon termination of the Existing Advisory Agreement), commencing on December 31, 2013, and equals 20.0% of the Company’s realized capital gains, if any, on a cumulative basis from the Company’s inception through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain Incentive Fees, with respect to each of the investments in the Company’s portfolio. Additionally, if the Existing Advisory Agreement is terminated as of a date that is not a calendar year end, the termination date will be treated as though it were a calendar year end for purposes of calculating and paying the Capital Gains Fee.
Substantially the same as the terms of the Existing Advisory Agreement (other than with respect to the reset of the lookback feature noted below), under the New Advisory Agreement, the Capital Gains Fee is determined and payable in arrears as of the end of each fiscal year (or upon termination of the New Advisory Agreement, as of the termination date), commencing with the fiscal year ending December 31, 2021, and equals 20.0% of the Company’s realized capital gains, if any, on a cumulative basis with respect to each of the investments in the Company’s portfolio from the fiscal quarter ending on or immediately prior to the date of the New Advisory Agreement (the “Reset Lookback Feature Start Date”) (as opposed to on a cumulative basis from the date of the Company’s inception as is the case under the Existing Advisory Agreement) through the end of each calendar year beginning with the calendar year ending December 31, 2021, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the Reset Lookback Feature Start State through the end of each calendar year beginning with the calendar year ended December 31, 2021, less the aggregate amount of any previously paid Capital Gain Fees. Any realized capital gains, realized losses and unrealized capital depreciation prior to the date of the New Advisory Agreement shall be excluded from the calculation of the Capital Gains Fee. Additionally, if the New Advisory

Agreement is terminated as of a date that is not a calendar year end, the termination date will be treated as though it were a calendar year end for purposes of calculating and paying the Capital Gains Fee.
As with the Existing Advisory Agreement, under the New Advisory Agreement, the Company will defer cash payment of the portion of any Incentive Fee otherwise earned by Mount Logan that would, when taken together with all other Incentive Fees paid to Mount Logan during the most recent twelve (12) full calendar month period ending on or prior to the date such payment is to be made, exceed 20% of the sum of the Company’s (a) pre-Incentive Fee net investment income during such period, (b) net unrealized appreciation or depreciation during such period and (c) net realized capital gains or losses during such period. Any deferred Incentive Fees will be carried over for payment in subsequent calculation periods to the extent such payment is payable under the New Advisory Agreement.
Under U.S. generally accepted accounting principles, the Company calculates the Capital Gains Fee as if it had realized all assets at their fair values as of the reporting date. Accordingly, the Company accrues a provisional Capital Gains Fee taking into account any unrealized gains or losses. As the provisional Capital Gains Fee is subject to the performance of investments until there is a realization event, the amount of the provisional Capital Gains Fee accrued at a reporting date may vary from the Capital Gains Fee that is ultimately realized and the differences could be material.
Fee Waiver
In connection with entering into the New Advisory Agreement, Mount Logan will enter into a two-year contractual fee waiver with the Company to waive, to the extent necessary, any Capital Gains Fee under the New Advisory Agreement that exceed what would have been paid to Capitala in the aggregate over such two-year period under the Existing Advisory Agreement (the “Fee Waiver”).
See the New Advisory Agreement attached hereto as Appendix A for examples of the incentive compensation calculation under the New Advisory Agreement. A copy of the Fee Waiver is attached hereto as Appendix B.
Payment of Expenses under New Advisory Agreement
The Base Management Fee and Incentive Fee compensation provided for in the New Advisory Agreement remunerates Mount Logan for work in identifying, evaluating, negotiating, closing and monitoring our investments. Identical to the terms of the Existing Advisory Agreement, under the New Advisory Agreement, the Company bears all other out-of-pocket costs and expenses of its operations and transactions, including, without limitation, those relating to:
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the Company’s organization;

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calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm);

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effecting sales and repurchases of the Company’s shares and other securities;

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interest payable on debt, if any, to finance the Company’s investments;

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fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, monitoring the Company’s financial and legal affairs for the Company, providing administrative services, monitoring the Company’s investments and evaluating and making investments, including fees and expenses associated with performing due diligence reviews of prospective investments and advisory fees;

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transfer agent and custodial fees;

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fees and expenses associated with marketing efforts;

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costs associated with the Company’s reporting and compliance obligations under the 1940 Act, the Securities Exchange Act of 1934 and other applicable federal and state securities laws, and ongoing stock exchange fees;

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federal, state and local taxes;

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Independent Directors’ fees and expenses;

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brokerage commissions, including printing costs;

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costs of proxy statements, stockholders’ reports and other communications with stockholders;

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the Company’s allocable portion of the fidelity bond, directors’ and officers’ liability insurance, errors and omissions liability insurance and other insurance premiums;

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direct costs and expenses of administration, including printing, mailing, telephone and staff;

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fees and expenses associated with independent audits and outside legal costs;

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investment advisory and management fees; administration fees, if any, payable under the New Administration Agreement between the Company and the Administrator;

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federal and state registration fees;

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all costs of registration and listing the Company’s shares on any securities exchange;

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direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

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and all other expenses incurred by the Company or the Administrator in connection with administering the Company’s business, including payments under the New Administration Agreement between the Company and the Administrator based upon the Company’s allocable portion of the Administrator’s overhead and other expenses associated with performing its obligations under the New Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and the allocable portion of the costs of compensation and related expenses of the Company’s chief compliance officer and chief financial officer and their respective administrative support staffs.

Duration and Termination of the New Advisory Agreement
The Board approved the Existing Advisory Agreement at a meeting held on June 10, 2013, which became effective on September 24, 2013. Unless terminated earlier as described below, the Existing Advisory Agreement will remain in effect from year-to-year if approved annually by the Board or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, and, in either case, if also approved by a majority of the Independent Directors. The Existing Advisory Agreement was most recently approved by the Board, including a majority of the Independent Directors, at a meeting held on July 30, 2020.
If the Stockholders approve the New Advisory Agreement, the New Advisory Agreement will be in effect for an initial two-year term and will continue in effect from year-to-year thereafter if approved annually by the Board, including a majority of the Independent Directors, or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities and a majority of the Independent Directors.
As with the Existing Advisory Agreement, the New Advisory Agreement may be terminated by either party without penalty by delivering notice of termination upon not less than 60 days’ written notice to the other party and will automatically terminate in the event of its assignment. The holders of a majority of the Company’s outstanding voting securities may also terminate the New Advisory Agreement without penalty upon 60 days’ written notice.
Indemnification under Advisory Agreement
As with the Existing Advisory Agreement, the New Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations under the New Advisory Agreement, Mount Logan and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with it, are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Mount Logan’s services under the New Advisory Agreement or otherwise as investment adviser to the Company.

Information about New Directors and Executive Officers and Members of Mount Logan’s Investment Team
New Directors
As a condition to the Closing, all of the Company’s current directors will resign, and the current directors will nominate and appoint four individuals proposed by Mount Logan to fill the vacancies created by the director resignations, to serve as directors effective as of the Closing (the “Mount Logan Directors”). Ted Goldthorpe will serve as an interested director and Alexander Duka, George Grunebaum, and Robert Warshauer will serve as Independent Directors. Prior to the Closing, the Company’s current directors will be asked to review the credentials and background of the director candidates recommended by Mount Logan to the Board’s Nominating and Corporate Governance Committee, and, if satisfied with their qualifications, nominate for approval by the Board those candidates to serve as directors effective as of the Closing.
Biographical information about our post-Closing directors is set forth below.
Interested Director
Ted Goldthorpe.   Mr. Goldthorpe is the Chief Executive Officer of Mount Logan, Chairman and Chief Executive Officer of MLC, and President and Chief Executive Officer of Portman Ridge Finance Corporation, a publicly traded BDC (“PTMN”), BC Partners Lending Corporation, a privately offered BDC (“BCP Lending”), and Alternative Credit Income Fund, an interval fund (“Alternative Credit”). Mr. Goldthorpe is an executive officer of Sierra Crest and Managing Partner of BC Partners Credit (“BCP Credit”), an integrated credit platform operating within the BC Partners organization. He joined BC Partners to open BCP Credit in 2017. He was previously President of Apollo Investment Corporation and the Chief Investment Officer of Apollo Investment Management where he was the head of its U.S. Opportunistic Platform and also oversaw the Private Origination business from 2012 to 2016. He was also a member of Apollo’s firm-wide Senior Management Committee. Prior to Apollo, Mr. Goldthorpe worked at Goldman Sachs for 13 years where he most recently ran the bank loan distressed investing desk. He was previously the head of Principal Capital Investing for the Special Situations Group. Mr. Goldthorpe launched BC Partners’ credit business in 2017 and oversees a team of experienced credit professionals. As a Managing Partner of BC Partners, Mr. Goldthorpe is also a member of the Investment Committee of BC Partners’ private equity business.
Independent Directors
Alexander Duka.   Mr. Duka was the Executive Vice President of Corporate Development for Acceleration Bay LLC, a patent investment and technology acceleration business headquartered in San Mateo, CA until December 2019, and remains a senior advisor for the firm. Mr. Duka was responsible for Finance, Investor Relations, Strategic Relationships, New Ventures and Acquisitions. He joined the firm in September 2017. Mr. Duka previously spent 20 years at Citigroup, a global banking institution, and was a Managing Director in the Financial Institutions group in Global Banking, retiring in February 2017. Mr. Duka was the senior banker responsible for managing Citibank’s banking relationships with a number of high profile traditional and alternative asset management companies. Mr. Duka oversaw all financings, capital markets activity, M&A and the provision of other banking services and advice for this client base. Mr. Duka also worked with these asset managers to develop a new generation of permanent capital vehicles, including Business Development Companies, REITs, Closed End Funds, and European Listed Vehicles. Prior to Citibank, Mr. Duka worked at Bank of New York and United Jersey Bank. Mr. Duka received his B.A. from Rutgers College and his MBA from Rutgers Graduate School of Management.
George Grunebaum.   Mr. Grunebaum is Chief Executive Officer of Ashmore Investment Management (US) Corp, which he joined in 2008. He is President of Ashmore Funds, a series of U.S. registered mutual funds. Prior to that, he was co-Managing Partner of Dolomite Capital Management and one of the founding partners of the firm. He began his career in finance in 1986, joining Chase Investment Banks’ Latin America corporate finance division. In 1987, he was asked to join the newly formed Debt Arbitrage Group and from 1988 to 1995, worked in various capacities as an Emerging Markets trader. In 1995, he was asked to run global client trading for the Emerging Markets group and in 1998, was given additional responsibility for global principal risk taking in Emerging Market credit, and for local interest rates and Emerging Market equities in 2001. Mr. Grunebaum continued to work at the firm and its successor institutions and was elected co-chairman of the Emerging Markets Traders Association (EMTA) in 2001, until his retirement from JPMorgan Chase in May 2005. He received his B.A. from Hamilton College. He is licensed as a Series 7, Series 24, and Series 63 Registered Representative.
Robert Warshauer.   Mr. Warshauer is Head of the Investment Banking Group — New York and Co-Head of the Restructuring Practice in Imperial Capital’s New York Investment Banking Group. He has over 25 years of experience in financings, mergers and acquisitions, and restructurings. Prior to joining Imperial Capital, he was a Managing Director at Kroll Zolfo Cooper, where he advised clients on operational issues, acquisitions and recapitalizations. He was a Managing Director and member of the Board of Directors and the Commitment Committee of Giuliani Capital Advisors LLC, and its predecessor firm, Ernst & Young Corporate Finance LLC. He has also held the position of CEO and President of a branded retail business with over 500 locations and 5,000 employees, been the CEO of an international business services and manufacturing company with operations in 16 countries, and served as President and a member of the Board of Directors of a publicly traded technology company. He is a former member of the board of directors of the American Bankruptcy Institute and currently serves on several corporate and charitable boards of directors. Mr. Warshauer received his M.B.A. from New York University and his B.S.B.A. from Bucknell University.
Executive Officers
Information regarding persons who are expected to serve as executive officers of the Company after the consummation of the Transaction is set forth below. The principal business address of such individuals is c/o Mount Logan Management, LLC, 650 Madison Avenue, 23rd Floor, New York, NY 10022.
Name	Year of Birth	Position
Ted Goldthorpe	1976	President and Chief Executive Officer
Jason Roos	1978	Chief Financial Officer, Treasurer and Secretary
Patrick Schafer	1985	Chief Investment Officer
Andrew Devine	1978	Chief Compliance Officer
Biographical information about our non-director executive officers who will be appointed in connection with the closing of the Transaction is set forth below.
Jason Roos.   Mr. Roos has served as Chief Financial Officer, Secretary and Treasurer of Mount Logan, PTMN, BCP Lending and Alternative Credit since March 2021. Mr. Roos joined BC Partners in May 2020 and brings nearly 20 years of experience in financial roles, most recently as Credit Product CFO, where he is responsible for the integrity and accuracy of financial reporting and the overall control environment of the credit business. Prior to joining BC Partners, Mr. Roos served in various roles with Wells Fargo & Company from 2011 to 2020, including serving as Controller for Wells Fargo’s investment bank and institutional broker dealer, Wells Fargo Securities. Prior to that, from 2002 to 2011, Mr. Roos provided audit and advisory services to financial institutions at PricewaterhouseCoopers LLP. Mr. Roos earned his B.A. in accounting and finance from the University of Northern Iowa and is a Certified Public Accountant registered in New York, Iowa, and Minnesota.
Patrick Schafer.   Mr. Schafer serves as the Chief Investment Officer of PTMN. Mr. Schafer joined BCP Credit in May 2018, having previously worked at Apollo Global Management. Mr. Schafer spent seven years at Apollo in the Opportunistic Credit group, most recently as a Managing Director in Direct Originations. Prior to Apollo, he spent three years at Deutsche Bank Securities in the Investment Banking Division. Mr. Schafer holds a BBA from the University of Notre Dame.
Andrew Devine.   Since 2015, Mr. Devine has been the Head of Compliance for BC Partners in London and has served as Chief Compliance Officer of PTMN and BCP Lending since May 2019 and April 2018, respectively. Mr. Devine started his career at the UK Financial Conduct Authority in their Enforcement Division, where he spent five years from 2001 to 2007. Mr. Devine then worked at Standard and Poor’s from 2007 to 2008, PwC Legal from 2008 to 2009, Apax Partners 2010 to 2013 and Partners Capital

from 2014 to 2015, before joining BC Partners. Mr. Devine holds a degree in law from Lancaster University and is a qualified UK regulatory lawyer.
Members of Mount Logan’s Investment Team
Biographical information for the members of Mount Logan’s investment team (other than Mr. Goldthorpe, whose biographical information can be found above) is set forth below.
Matthias Ederer.   Mr. Ederer is a Co-President of MLC and Mount Logan and a founding partner of BCP Credit, having previously been a partner and founding team member of Wingspan Investment Management, which he joined in 2013. Prior to Wingspan, he spent seven years in Goldman Sachs’ Special Situations Group and Bank Loan Distressed Investing Group in New York and London.
Henry Wang.   Mr. Wang is a Co-President of MLC and Mount Logan and a founding partner of BCP Credit, having formerly been a Partner at Stonerise Capital Partners where he spent over five years. Previously, he worked for over seven years at Goldman Sachs in its Special Situations Group and Investment Banking Division. Mr. Wang also worked for Vulcan Capital (Paul Allen’s investment firm, co-founder of Microsoft) and Thomas Weisel Partners.
Recommendation of the Board
At a virtual meeting of the Board held on April 12, 2021, the Board, including all of the Independent Directors, unanimously approved the New Advisory Agreement and recommended that the New Advisory Agreement be submitted to the Stockholders for approval at the Special Meeting.
In evaluating the New Advisory Agreement, the Board reviewed a significant amount of information, which had been furnished by Mount Logan and its affiliates, including BC Partners, at the request of the Board. Those materials included information regarding Mount Logan, BC Partners and their affiliates, their personnel, investment management process, operations, financial conditions, litigation and regulatory history and other matters. Representatives of Mount Logan discussed with the Board Mount Logan’s and its respective affiliates’ philosophy of management, and methods of operation insofar as they related to the Company, and indicated their belief that the operations of the Company would be significantly enhanced by the resources of Mount Logan and its affiliates.
The Board noted that the terms of the Existing and New Advisory Agreements were substantially similar and consistent with advisory contract terms of other comparable externally managed BDCs. The Board believes that the fees charged pursuant to the Existing and New Advisory Agreements fall within the range of fees charged by advisers to a broad group of comparable externally managed BDCs presented to the Board.
The Board believes that the terms and conditions of the New Advisory Agreement are fair to, and in the best interests of, the Company and its Stockholders. The Board was presented with information demonstrating that the New Advisory Agreement would enable the Stockholders to obtain quality services at a cost that was fair and reasonable, including the provision of administrative services under a New Administration Agreement with the Administrator.
The Board noted that the terms of the New Advisory Agreement, including the fees payable thereunder, are substantially similar to those of the Existing Advisory Agreement relating to the Company, other than with respect to a reset of the lookback feature for the Capital Gains Fees. The Board considered a number of factors in connection with its determination that the reset of the capital gains incentive fee lookback feature to the date when Mount Logan assumes management of the Company (as opposed the date of the Company’s inception in 2013) is in the best interest of the Company and its Stockholders, including:
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the fact that the cost basis of the investments held by the Company on the date that Mount Logan assumes management of the Company would remain unchanged in connection with the calculation of the capital gains incentive fee under the New Advisory Agreement and not be adjusted to the lower fair value of such investments as of the date of the New Advisory Agreement as was the case in at least one other BDC manager change transaction;

•
because the cost basis of the investments held by the Company on the date that Mount Logan assumes management of the Company would remain unchanged in connection with the calculation of the capital gains incentive fee under the New Advisory Agreement, the Company would only pay Mount Logan a capital gains incentive fee under the New Advisory Agreement if the Company were able to generate realized capital gains in an amount to fully offset the $37.7 million in aggregate unrealized capital depreciation on such investments as of December 31, 2020 (or such unrealized capital depreciation were partially or fully reversed in connection with the subsequent improvement in the performance of such investments);

•
Mount Logan will enter into a two-year contractual fee waiver with the Company to waive, to the extent necessary, any capital gains incentive fees that exceed what would have been paid to Capitala in the aggregate under the Existing Advisory Agreement;

•
that, as of December 31, 2020, the Company had net realized capital losses from inception in an aggregate of more than $124.3 million, all of which related to investments originated by Capitala (and not Mount Logan) and that would need to be earned in the form of realized capital gains before the Company could pay Mount Logan a capital gains incentive fee if the capital gains incentive fee were not reset under the New Advisory Agreement;

•
providing Mount Logan with fair and equitable financial incentives to reward it for managing the Company’s investment portfolio; and

•
the existence of precedent for the same provisions in investment advisory agreements in other BDC manager change transactions.

The Board also noted that Mount Logan agreed to enter into the Fee Waiver, which would ensure that, for the two years following the Closing, the Company would not pay any Capital Gains Fees under the New Advisory Agreement in excess of the Capital Gains Fees that otherwise would have been paid during that same two-year period under the Existing Advisory Agreement. The Board considered that the services and capabilities to be provided under the New Advisory Agreement are extensive and the standard of care under the New Advisory Agreement is the same as the Existing Advisory Agreement. The Board noted the Transaction also does not alter responsibilities of the Company’s investment adviser and that Mount Logan had indicated that it did not anticipate any material changes to the services provided to the Company as a result of the Transaction, and anticipated significant benefits from Mount Logan’s access to greater scale and resources.
In considering the New Advisory Agreement, the Board took into consideration (1) the nature, quality and extent of the advisory and other services to be provided to the Company by Mount Logan after the Closing; (2) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (3) the Company’s operating expenses and expense ratio compared to BDCs with similar investment objectives; (4) the expected profitability of Mount Logan after the Closing; (5) information about the services to be performed and the personnel performing such services under the New Advisory Agreement; (6) the organizational capability and financial condition of Mount Logan and its affiliates after the Closing; and (7) other factors the Board deemed to be relevant. The Board also specifically reviewed the qualifications and capabilities of Mount Logan, its affiliates and their respective investment personnel. In its deliberations, the Board did not identify any single piece of information discussed below that was all-important, controlling or determinative of its decision.
Nature, Extent and Quality of Services Provided
The Board considered Mount Logan’s specific responsibilities in all aspects of day-to-day management of the Company, noting that the services to be provided under the New Advisory Agreement are substantially similar to those services provided under the Existing Advisory Agreement.
Mount Logan’s investment team is composed of Ted Goldthorpe, Matthias Ederer, and Henry Wang. The investment team sources, identifies and diligences investment opportunities and presents the opportunity to Mount Logan for approval. The investment team meets regularly to review investment opportunities. Mount Logan expects to use its own, current investment personnel to provide investment services to the Company.

The Board noted that Mount Logan is an asset management firm with approximately $647 million assets under management as of December 31, 2020. The Board further noted that Mount Logan is an affiliate of BC Partners for U.S. regulatory purposes, a private equity, credit and real estate-focused firm that, together with its affiliates, managed approximately $40 billion in credit assets under management as of December 31, 2020. The Board discussed Mount Logan’s existing credit products and Mount Logan’s depth of experience with credit strategies. The Board reviewed Mount Logan’s personnel, specifically noting the deep bench strength and expertise of Mount Logan and BC Partners’ credit platform personnel, including senior management, with respect to credit-focused strategies, including their experience managing two BDCs (Portman Ridge Finance Corporation and BC Partners Lending Corporation) and a credit-focused interval fund (Alternative Credit Income Fund). The Board reviewed Mount Logan’s proposed services, including research, selection and approval of investments. The Board noted that Mount Logan considered the Company to be an important part of Mount Logan’s overall strategic business goals and discussed the growth prospects for the Company if Mount Logan was selected. The Board reviewed Mount Logan’s compliance policies and procedures, noting that Mount Logan had reported no pending material litigation matters, regulatory actions or compliance matters that would adversely impact Mount Logan’s ability to serve as adviser to the Company. The Board concluded that Mount Logan had sufficient depth and experience of personnel, resources, investment methods and compliance policies and procedures that were essential to performing its duties under the New Advisory Agreement, and that the nature, overall quality and extent of the management services to be provided by Mount Logan to the Company were satisfactory.
Comparison to Other Business Development Companies
The Board reviewed a detailed comparison of performance metrics of the Company and a sample of peer BDCs. In considering the appropriate performance metrics by which to benchmark the Company’s performance against its peers, the Board focused on certain factors that it believes are significant drivers of stockholder value. The Board considered the comparison of performance metrics as it relates to the management and incentive fees to be paid to Mount Logan under the New Advisory Agreement, in comparison to the fees paid to other externally-managed BDCs.
In addition to reviewing the appropriateness of the terms of the New Advisory Agreement and the relative performance of Mount Logan and the Company, the Board considered the differentiated investment strategy of the Company, which focuses on generating both current income and capital appreciation by investing in debt and related equity investments of privately held middle-market companies. The Company provides capital to lower and traditional middle-market companies in the US, with a non-exclusive emphasis on the Southeast, Southwest, and Mid-Atlantic regions. The Company invests primarily in companies with a history of earnings growth and positive cash flow, proven management teams, products or services with competitive advantages and industry-appropriate margins. The Company primarily invests in companies with between $4.5 million and $30.0 million in trailing twelve-month earnings before interest, tax, depreciation, and amortization (“EBITDA”). The Company invests in first lien loans, and, to a lesser extent, second lien loans and equity securities issued by lower middle-market and traditional middle-market companies. As of December 31, 2020, 81.0% of the fair value of the Company’s debt investment consisted of first lien loans, and the remaining 19.0% consisted of second lien loans. The Board also considered Mount Logan’s intent to rotate out of the Company’s assets after Closing, and Mount Logan’s intent, over the long-term, to leverage its vast credit origination platform and replace the Company’s existing assets with directly originated senior secured credit investments in larger middle-market companies than those historically invested by the Company and will have the Company pay off the outstanding indebtedness of its small business investment company subsidiary in connection with its entry into the New Advisory Agreement.
Costs of Services Provided and Economies of Scale
The Board considered the costs incurred by the Company and Mount Logan to provide services to the Company, the expected costs to be incurred by Mount Logan, the Fee Waiver, the profit that Mount Logan may realize, and Mount Logan’s financial condition following the Transaction, including access to the resources of BC Partners and its affiliates. Based on its review, the Board concluded that Mount Logan is financially able to provide the Company with the services enumerated in the New Advisory Agreement. The Board noted that it will not pay any other fees to Mount Logan and that Mount Logan will not derive any material indirect benefits from its relationship to the Company.

The Board considered the extent to which economies of scale may be realized as the Company grows and concluded that there were no material economies of scale to be realized at the Company’s current asset level.
Other Benefits
The Board considered certain indirect benefits that may be received by Mount Logan, in connection with acting as the investment adviser to the Company, including reimbursements to the Administrator of allocable expenses under the New Administration Agreement. The Board also considered indirect benefits to Mount Logan, BC Partners and their affiliates expected to be derived from their relationships with the Company as a result of the Transaction, including certain “fall-out” benefits, such as the reputational value derived from serving as the investment adviser to the Company. The Board also noted that the increased assets under management by Mount Logan could create ancillary benefits for Mount Logan and its affiliates, such as greater bargaining power when negotiating fee arrangements with service providers and pricing in connection with capital-raising activities, but also noted that any such benefits would be expected to accrue largely or entirely to the Company and other funds managed by Mount Logan.
The Board concluded that the proposed advisory fees are reasonable, taking into consideration these other indirect benefits.
Conclusion
No single factor was determinative of the decision of the Board, including all of the Independent Directors, to approve the New Advisory Agreement and individual directors may have weighed certain factors differently. Throughout the process, the Independent Directors were advised by independent counsel. Following this process, the Board, including all of the Independent Directors, unanimously voted to approve the New Advisory Agreement subject to Stockholder approval at the Special Meeting.
Required Vote
Approval of the New Advisory Agreement requires the affirmative vote of the holders of a “majority of the outstanding voting securities” entitled to vote at the Special Meeting. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Company. Abstentions will have the same effect as a vote “AGAINST” Proposal 1. Broker non-votes will have no effect on the Company’s ability to obtain the approval of 67% or more of the voting securities present at the Special Meeting and will have the same effect as a vote “AGAINST” Proposal 1 if the Company does not obtain the approval of 67% or more of the voting securities present and instead seeks to obtain the affirmative vote of 50% of the outstanding voting securities of the Company.
The Board, including all of the Independent Directors, unanimously recommends that you vote “FOR” the New Advisory Agreement Proposal to Approve the New Advisory Agreement between the Company and Mount Logan.

PROPOSAL NO. 2: ADJOURNMENT OF THE SPECIAL MEETING
The Stockholders may be asked to consider and act upon one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this Proxy Statement.
If a quorum is not present at the Special Meeting, the Stockholders may be asked to vote on the Adjournment Proposal to adjourn the Special Meeting to solicit additional proxies. If a quorum is present at the Special Meeting, but there are not sufficient votes at the time of the Special Meeting to approve the proposals, the Stockholders may also be asked to vote on the Adjournment Proposal to approve the adjournment of the Special Meeting to permit further solicitation of proxies in favor of the other proposals.
If the Adjournment Proposal is submitted for a vote at the Special Meeting, and if the Stockholders vote to approve the Adjournment Proposal, the Special Meeting will be adjourned to enable the Board to solicit additional proxies in favor of the proposals. If the Adjournment Proposal is approved, and the Special Meeting is adjourned, the Board will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Special Meeting, including the solicitation of proxies from Stockholders that have previously voted against the relevant proposal.
The Board believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Special Meeting is insufficient to approve a proposal, it is in the best interests of the Stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.
The Board unanimously recommends that you vote “FOR” this proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth, as of April 12, 2021, the beneficial ownership of each current director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of Company Common Stock, and the executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Percentage of ownership is based on 2,711,068 shares of common stock outstanding as of April 12, 2021.
Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Capitala Finance Corp., 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209.
The Company’s directors are divided into two groups — interested directors and Independent Directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act.
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class(2)
Interested Directors
Joseph B. Alala, III(3)	92,345	3.4%
M. Hunt Broyhill(4)	67,078	2.5%
Independent Directors
R. Charles Moyer	1,368	*
H. Paul Chapman	1,666	*
Larry W. Carroll(5)	54,268	*
Executive Officers
Stephen A. Arnall	4,729	*
Kevin A. Koonts	174	*
Executive Officers and Directors as a Group	221,628	8.2%

*
Represents less than one percent.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Assumes no other purchases or sales of our common stock since the most recently available SEC filings. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that we have with regard to the present intent of the beneficial owners of our common stock listed in this table. Any fractional shares owned directly or beneficially have been rounded down for purposes of this table.

(2)
Based on a total of 2,711,068 shares of our common stock issued and outstanding on April 12, 2021, the record date.

(3)
Mr. Alala, by virtue of his position as manager thereof, may be deemed to beneficially own (i) 162 shares held by CapitalSouth Corporation; (ii) 926 shares held by Capitala Transaction Corp.; and (iii) 89,106 shares held by Capitala Private Investments LLC. Mr. Alala disclaims beneficial ownership of any shares directly held by these entities, except to the extent of his pecuniary interest therein. The address for all of these entities is 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209. Mr. Alala may also be deemed to beneficially own 60 shares held by two of his children (a total of 120 shares).

(4)
Mr. Broyhill, by virtue of his position as manager thereof, may be deemed to beneficially own (i) 13,076 shares held by BMC Fund Inc.; (ii) 22,476 shares held by Claron Investments, LP; (iii) 6,294 shares held by Broyhill Investments, Inc.; (iv) 1,166 shares held by Hibriten Investments of N.C. Limited

Partnership; (v) 3,263 shares held by Broyhill Family Foundation Inc.; and (vi) 333 shares held by Broyhill Memorial Park, Inc. Mr. Broyhill may also be deemed to beneficially own (i) 50 shares held by his wife, (ii) 221 shares held by the Paul H. Broyhill II Irrevocable Trust, and (iii) 266 shares held by the Margaret Christian Broyhill Irrevocable Trust. Mr. Broyhill disclaims beneficial ownership of any shares directly held by these entities, except to the extent of his pecuniary interest therein. The address for all of these entities is 800 Golfview Park, PO Box 500, Lenoir, NC 28645.
(5)
Mr. Carroll may be deemed to beneficially own 110 shares held by a parent.

FORWARD-LOOKING STATEMENTS
The statements in this Proxy Statement that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “seeks,” “strives,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to, the factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OTHER BUSINESS
The Board does not intend to bring any matters before the Special Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named as proxies to vote on such matters in accordance with their best judgment, unless specific instructions have been given. Whether or not you expect to attend the Special Meeting, please complete, date, sign and promptly return the accompanying proxy card so that you may be represented at the Special Meeting.
We will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, including consolidated financial statements, but not including exhibits, to each of our Stockholders of record on April 12, 2021, and to each beneficial stockholder on that date upon written request made to Capitala Finance Corp., 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209, by telephone at (704) 376-5502. Such request must set forth a good faith representation that the requesting party was a beneficial owner of Company Common Stock as of the record date. The Annual Report with exhibits is also available at no cost through the SEC’s EDGAR database available at www.sec.gov.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. This information will also be available free of charge by contacting us at Capitala Finance Corp., 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209, by telephone at (704) 376-5502, or on our website at http://www.investor.capitalagroup.com.
If you have any questions concerning the proposals, the Special Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor, Morrow Sodali LLC:
Morrow Sodali LLC
509 Madison Avenue, Suite 1206
New York, NY 10022
Call Toll-Free: 1-800-267-0201
MISCELLANEOUS
We have supplied all information relating to ourselves and Mount Logan has supplied, and we have not independently verified, all of the information relating to Mount Logan, contained in this Proxy Statement.
You should rely only on the information contained in this Proxy Statement and the appendices to this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated as of May 4, 2021. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement), and the mailing of this Proxy Statement to our Stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

SUBMISSION OF STOCKHOLDER PROPOSALS
A stockholder who intends to present a proposal at the Company’s 2021 Annual Meeting pursuant to the SEC’s Rule 14a-8 must have submitted the proposal in writing to the Company at its address, Capitala Finance Corp., 4201 Congress Street, Suite 360, Charlotte, North Carolina 28209, and the Company must have received the proposal on or before November 16, 2020, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. In the event that the date of the 2021 Annual Meeting is to change by more than 30 days from the first anniversary of the date of the 2020 Annual Meeting, the deadline for a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 Annual Meeting will be a reasonable time before we begin to print and send our proxy materials. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.
Stockholder proposals or director nominations to be presented at the 2021 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days or more than 150 days in advance of the one year anniversary of the date of the Company’s proxy statement for the 2020 Annual Meeting of Stockholders. For the Company’s 2021 Annual Meeting of Stockholders, the Company must have received such proposals and nominations between October 17, 2020 and November 16, 2020. If the date of the 2021 Annual Meeting of Stockholders is advanced or delayed by more than thirty (30) calendar days from the first anniversary of the date of the 2020 Annual Meeting of Stockholders, stockholder proposals or director nominations to be timely must be received not less than 120 days or more than 150 days prior to the date of the 2021 Annual Meeting of Stockholders, or not later than the tenth day following the day on which public announcement of the date of the 2021 Annual Meeting of Stockholders is first made. Proposals must also comply with the other requirements contained in the Company’s Bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.
The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee Chair. Complaints may be submitted on an anonymous basis.
The Chief Compliance Officer may be contacted at:
Chief Compliance Officer
Capitala Finance Corp.
4201 Congress Street, Suite 360
Charlotte, North Carolina 28209
The Audit Committee Chair may be contacted at:
H. Paul Chapman
Audit Committee Chair
Capitala Finance Corp.
4201 Congress Street, Suite 360
Charlotte, North Carolina 28209

You are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope or through the Internet.
By Order of the Board of Directors
Kevin A. Koonts
Corporate Secretary
Charlotte, North Carolina
May 4, 2021

PRIVACY NOTICE
We are committed to maintaining the privacy of our stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.
Generally, we do not receive any non-public personal information relating to our stockholders, although certain non-public personal information of our stockholders may become available to us. We do not disclose any non-public personal information about our stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).
We restrict access to non-public personal information about our stockholders to employees of our investment adviser and its affiliates with a legitimate business need for the information. We will maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our stockholders.

APPENDIX A
INVESTMENT ADVISORY AGREEMENT
~~Exhibit g~~
FORM OF INVESTMENT ADVISORY AGREEMENT
BETWEEN
[CAPITALA FINANCE CORP.]
AND
~~CAPITALA INVESTMENT ADVISORS,~~MOUNT LOGAN MANAGEMENT LLC
This Investment Advisory and Management Agreement (this “Agreement”) is made this [ ] day of [ ], ~~2013~~2021, by and between [CAPITALA FINANCE CORP.], a Maryland corporation (“Company”), and ~~CAPITALA INVESTMENT ADVISORS,~~MOUNT LOGAN MANAGEMENT LLC, a Delaware limited liability company (the “Adviser”).
WHEREAS, the Company is a closed-end management investment fund that ~~intends to~~has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “Investment Company Act”);
WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940 (the “Advisers Act”); and
WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.
Duties of the Adviser.

(a) The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Company’s reports and/or registration statements ~~on Form N-2 (File No. 333-188956) initially filed on May 30, 2013 (as the same shall be amended~~that the Company files with the Securities and Exchange Commission (the “SEC”) from time to time~~, the “~~Registration Statement”); (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws as the same shall be amended from time to time; and (iii) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) close and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.
(c) The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company. The Company shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.
(d) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.
(e) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.
2.
Company’s Responsibilities and Expenses Payable by the Company.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company. The Company will bear all other costs and expenses of its operations, administration and transactions, including (without limitation) those relating to: the Company’s organization; calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); effecting sales and repurchases of the Company’s shares and other securities; interest payable on debt, if any, to finance the Company’s investments; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, monitoring the Company’s financial and legal affairs for the Company, providing administrative services, monitoring the Company’s investments and evaluating and making investments, including fees and expenses associated with performing due diligence reviews of prospective investments and advisory fees; transfer agent and custodial fees; fees and expenses associated with marketing efforts; costs associated with the Company’s reporting and compliance obligations under the Investment Company Act, the Securities Exchange Act of 1934 and other applicable federal and state securities laws, and ongoing stock exchange fees; federal, state and local taxes; independent directors’ fees and expenses; brokerage commissions, including printing costs; costs of proxy statements, stockholders’ reports and other communications with stockholders; the Company’s allocable portion of the fidelity bond, directors’ and officers’ liability insurance, errors and omissions liability insurance and other insurance premiums; direct costs and expenses of administration, including printing, mailing, telephone and staff; fees and expenses associated with independent audits and outside legal costs; investment advisory and management fees; administration fees, if any, payable under the Administration Agreement between the Company and ~~Capitala Advisors Corp.~~[ ] (the “Administrator”), the Company’s administrator; federal and state registration fees; all costs of registration and listing the Company’s shares on any securities exchange; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Company or the Administrator in connection with administering the Company’s business, including payments under the Administration Agreement between the Company and the Administrator based upon the Company’s allocable portion of the Administrator’s overhead and other expenses associated with performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and the allocable portion of the costs of compensation and related expenses of the Company’s chief compliance officer and chief financial officer and their respective administrative support staffs. For the avoidance of doubt, the parties agree that the Company will bear all expenses associated with contractual obligations of the Company existing prior to the effective date of this Agreement, including those that may become unnecessary or redundant but cannot be terminated.
3.
Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Company may adopt a deferred compensation plan pursuant to which the Adviser may elect, to defer all or a portion of its fees hereunder for a specified period of time.
(a) The Base Management Fee shall be calculated at an annual rate of 1.75% of the Company’s gross assets, which for purposes of this Agreement shall be equal to the Company’s total assets as reflected on its balance sheet. For services rendered under this Agreement, the Base Management Fee will be payable quarterly in arrears. The Base Management fee will ~~initially~~ be calculated ~~based on the value of the Company’s gross assets at the end of the first calendar quarter subsequent to completing its initial public offering, and thereafter will be~~ based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter. ~~However, for the first twelve months following the Company’s initial public offering, the Adviser agrees to waive the portion of the Base Management fee payable on cash and cash equivalents held at the Company level, excluding cash and cash equivalents held by CapitalSouth Partners Fund II Limited Partnership and CapitalSouth Partners SBIC Fund III, L.P. Base Management Fees for any partial month or quarter will be appropriately pro rated.~~
(b) The Incentive Fee shall consist of two parts, as follows:
(i)
One part will be calculated and payable quarterly in arrears based on the pre-Incentive Fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-Incentive Fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and fees for providing significant managerial assistance or other fees that the Company receives from portfolio companies) accrued by the Company during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement to the Administrator, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 2.0% per quarter (8.0% annualized). The Company’s net investment income used to calculate this part of the Incentive Fee is also included in the amount of its gross assets used to calculate the 1.75% base management fee. The Company will pay the Adviser an Incentive Fee with respect to the Company’s pre-Incentive Fee net investment income in each calendar quarter as follows: (1) no Incentive Fee in any calendar quarter in which the Company’s pre-Incentive Fee net investment income does not exceed the hurdle rate of 2.0%; (2) 100% of the Company’s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 2.5% in any calendar quarter (10% annualized); this portion of the pre-Incentive Fee net investment income (which exceeds the hurdle but is less than 2.5%) is referred to herein as the “catch-up.” The “catchup” is meant to provide the Adviser with 20% of the Company’s pre-Incentive Fee net investment income as if a hurdle did not apply if this net investment income exceeds 2.5% in any calendar quarter; and (3) 20% of the amount of the Company’s pre-Incentive Fee net investment income, if any, that exceeds 2.5% in any calendar quarter (10% annualized) payable to the Adviser (once the hurdle is reached and the catch-up is achieved, 20% of all pre-Incentive Fee investment income thereafter is allocated to the Adviser). These calculations will be appropriately ~~pro rated~~pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.
(ii)
The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing on December 31, ~~2013~~2021, and will equal 20.0% of the Company’s realized capital gains, if any, on a cumulative basis ~~from inception~~ with respect to each of the investments in the Company’s portfolio from the fiscal quarter ending on or immediately prior to the date of this Agreement through the end of each calendar year beginning with the calendar year ending December 31, 2021, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from [September 30], 2021 through the end of each calendar year beginning with the calendar year ending December 31, 2021, less the aggregate amount of any previously paid ~~c~~Capital ~~g~~Gain ~~Incentive~~ Fees~~,with respect to each of the investments in the Company’s portfolio; provided that the Incentive Fee determined as of December 31, 2013 will be calculated for a period of shorter than twelve calendar months to take into account any~~under this Agreement. Any realized capital gains ~~computed net of all~~, realized capital losses and unrealized capital depreciation ~~from~~with respect to the Company’s portfolio as of the end of the fiscal quarter ending on or immediately prior to the date of ~~the Company’s inception~~this Agreement shall be excluded from the calculations of the Capital Gains Fee. In the event that this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

The Company will defer cash payment of the portion of any incentive fee otherwise earned by the Adviser that would, when taken together with all other incentive fees paid to the Adviser during the most recent twelve (12) full calendar month period ending on or prior to the date such payment is to be made, exceed 20% of the sum of the Company’s (a) pre-~~i~~Incentive ~~f~~Fee net investment income during such period, (b) net unrealized appreciation or depreciation during such period and (c) net realized capital gains or losses during such period. Any deferred incentive fees will be carried over for payment in subsequent calculation periods to the extent such payment is payable under this Agreement. ~~Such deferred amounts will be calculated using a period of shorter than twelve (12) full calendar months until twelve (12) full calendar months have passed since completion of the Company’s initial public offering.~~
Examples of Quarterly Incentive Fee Calculation
Example 1: Income Related Portion of Incentive Fee (*):
Alternative 1
Assumptions
Investment income (including interest, dividends, fees, etc.) = 1.25%
Hurdle rate (1) = 2.0%
Management fee (2) = 0.50%
Other expenses (legal, accounting, custodian, transfer agent, etc.) (3) = 0.20%
Pre-Incentive Fee net investment income
         (investment income — (management fee + other expenses)) = 0.55%
Pre-incentive net investment income does not exceed hurdle rate, therefore there is no Incentive Fee.
Alternative 2
Assumptions
Investment income (including interest, dividends, fees, etc.) = 2.9%
Hurdle rate(1) = 2.0%

Management fee(2) = 0.50%
Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%
Pre-Incentive Fee net investment income
         (investment income — (management fee + other expenses)) = 2.2%
Incentive Fee = 100% × pre-Incentive Fee net investment income, subject to the “catch-up”(4)
         = 100% × (2.2% – 20%)
         = 2.0%
Alternative 3
Assumptions
Investment income (including interest, dividends, fees, etc.) = 3.50%
Hurdle rate (1) = 2.0%
Management fee (2) = 0.50%
Other expenses (legal, accounting, custodian, transfer agent, etc.) (3) = 0.20%
Pre-Incentive Fee net investment income
         (investment income — (management fee + other expenses)) = 2.80%
Incentive Fee = 20% × pre-Incentive Fee net investment income, subject to “catch-up” (4)
Incentive Fee = 100% × “catch-up” + (20% × (pre-Incentive Fee net investment income — 2.5%))
Catch-up = 2.5% – 2.0% = 0.5%
Incentive Fee = (100% × 0.5%) + (20% × (2.8% – 2.5%))
         = 0.5% + (20% × 0.3%)
         = 0. 5% + 0.06%
         = 0.56%

(1)
Represents 8.0% annualized hurdle rate.

(2)
Represents 2.00% annualized management fee.

(3)
Excludes organizational and offering expenses.

(4)
The “catch-up” provision is intended to provide our investment adviser with an Incentive Fee of 20% on all of our pre-Incentive Fee net investment income as if a hurdle rate did not apply when our net investment income exceeds 2.5% in any calendar quarter.

(*)
The hypothetical amount of pre-Incentive Fee net investment income shown is based on a percentage of total net assets.

Example 2: Capital Gains Portion of Incentive Fee:
Alternative 1:
Assumptions
•
Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)

~~•~~ •
Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million

•
Year 3: FMV of Investment B determined to be $25 million

•
Year 4: Investment B sold for $31 million

The capital gains portion of the Incentive Fee would be:
•
Year 1: None

•
Year 2: Capital ~~g~~Gains ~~Incentive~~ Fee of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20%)

•
Year 3: None

~~$5~~ • Year 4: Capital Gains Fee of $200,000 $6.2 million (~~20% multiplied by ($30~~$31 million cumulative realized capital gains less $5 million cumulative ~~capital~~ depreciation)) less $6 million (previous capital gains fee paid in Year ~~2~~3)
~~• Year 4: Capital Gains Fee of $200,000~~
~~$6.2 million ($31 million cumulative realized capital gains multiplied by 20%) less $6 million (Capital Gains Fee taken in Year 2)~~
Alternative 2
Assumptions
•
Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

•
Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

•
Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

•
Year 4: FMV of Investment B determined to be $35 million

•
Year 5: Investment B sold for $20 million

The Capital Gains Fee, if any, would be:
•
Year 1: None

•
Year 2: $5 million Capital Gains Fee

(20% multiplied by $25 million ($30 million realized capital gains on~~(1)~~
Investment A less unrealized capital depreciation on Investment B)
•
Year 3: $~~1.4 million~~400,000 Capital Gains Fee

~~$6.4 million~~ (20% multiplied by $~~32~~2 million ($~~35~~5 million ~~cumulative~~ realized capital gains on Investment C less $3 million unrealized capital depreciation~~)) less $5 million Capital Gains Fee received in Year 2~~ on Investment B))
•
Year 4: None

•
Year 5: None (Investment B sold at a loss)

~~$5 million (20% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million cumulative Capital Gains Fee paid in Year 2 and Year 3~~
Example 3: Application of the Incentive Fee Deferral Mechanism:
Assumptions
•
In each of Years 1 through 4 in this example pre-~~i~~Incentive ~~f~~Fee net investment income equals $~~40.0~~40 million per year, which we recognized evenly in each quarter of each year and paid quarterly. This amount exceeds the hurdle rate and the requirement of the “catch-up” provision in each quarter of such year. As a result, the annual income related portion of the incentive fee, before the application of the deferral mechanism in any year is $~~8.0~~8 million ($~~40.0~~40 million multiplied by 20%). All income-related incentive fees were paid quarterly in arrears.

•
In each year preceding Year 1, we did not generate realized or unrealized capital gains or losses, no capital gain-related incentive fee was paid and there was no deferral of incentive fees.

•
Year 1: We did not generate realized or unrealized capital gains or losses.

•
Year 2: We realized a $~~30.0~~30 million capital gain and did not otherwise generate realized or unrealized capital gains or losses.

•
Year 3: We recognized $~~5.0~~5 million of unrealized capital depreciation and did not otherwise generate realized or unrealized capital gains or losses.

•
Year 4: We realized a $~~6.0~~6 million capital gain and did not otherwise generate realized or unrealized capital gains or losses.

~~(1)~~
~~As illustrated in Year 3 of Alternative 1 above, if Capitala Finance Corp. were to be wound up on a date other than December 31 of any~~

~~st~~
~~year, Capitala Finance Corp. may have paid aggregate capital gain Incentive Fees that are more than the amount of such fees that would be payable if Capitala Finance Corp. had been wound up on December 31 of such year.~~
	Income Related Incentive Fee Accrued Before Application of Deferral Mechanism	Capital Gains Related Incentive Fee Accrued Before Application of Deferral Mechanism ~~Incentive Fee  Calculations~~	Incentive Fee Calculations	Incentive Fees Paid and Deferred
Year 1	$8 million ($40 million multiplied by 20%)	None	$8 million	~~Year 1 $8.0 million ($40.0 None $8.0 million~~ Incentive fees of $~~8.0~~8 million paid; ~~million multiplied~~ no incentive fees deferred ~~by 20%)~~
Year 2	$8 million ($40 million multiplied by 20%)	$6 million (20% of $30 million)	$14 million	Incentive fees of $14 million paid; no incentive fees deferred
Year 3	$8 million ($40 million multiplied by 20%)	None	$7 million (20% of the sum of (a) our pre-Incentive Fee net investment income, (b) our net unrealized appreciation or depreciation during such period and (c) our net realized capital gains or losses during Year 3)	Incentive fees of $7 million paid; $8 million of incentive fees accrued but payment restricted to $7 million; $1 million of incentive fees deferred
~~Year 2~~	~~$8.0 million ($40.0 $6.0 million (20% of $30.0 million) million multiplied by 20%)~~	~~$14.0 million~~		~~Incentive fees of $14.0 million paid; no incentive fees deferred~~
Year 4	~~Year 4 $8.0 million ($40.0million multiplied by 20%)~~ $8 million	$0.2 million (20% of cumulative net capital gains of $31.0 million	$8.2 million	~~$8.2 million~~ Incentive fees of $9.2 million paid ($8.2 million of

	Income Related Incentive Fee Accrued Before Application of Deferral Mechanism	Capital Gains Related Incentive Fee Accrued Before Application of Deferral Mechanism ~~Incentive Fee  Calculations~~	Incentive Fee Calculations	Incentive Fees Paid and Deferred
	($40 million multiplied by 20%)	($36.0 million cumulative realized capital gains less $5.0 million cumulative unrealized capital depreciation) less $6.0 million of capital gains fee paid in Year 2)		incentive fees accrued in Year 4 plus $1.0 million of deferred incentive fees); no incentive fees deferred
~~Year 3~~	~~$8.0 million ($40.0 million multiplied by 20%)~~	~~None (20% of cumulative net capital gains of $25.0 million ($30.0 million in cumulative realized gains less $5.0 million in cumulative unrealized capital depreciation) less $6.0 million of capital gains fee paid in Year 2)~~	~~$7.0 million (20% of the sum of (a) our pre-incentive fee net investment income, (b) our net unrealized appreciation or depreciation during such period and (c) our net realized capital gains or losses during Year 3)~~	~~Incentive fees of $7.0 million paid; $8.0 million of incentive fees accrued but payment restricted to $7.0 million; $1.0 million of incentive fees deferred~~

4.
Covenants of the Adviser.

The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.
5.
Excess Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.
6.
Limitations on the Employment of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.
7.
Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.
8.
Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its members and the Administrator) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the ~~Securities and Exchange Commission~~SEC or its staff thereunder).
9.
Effectiveness, Duration and Termination of Agreement.

(a) This Agreement shall become effective as of the first date above written. This Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company or by the vote of the Company’s Directors or by the Adviser. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(b) This Agreement shall continue in effect for two years from the date hereof~~, or to the extent consistent with the requirements of the Investment Company Act, from the date of the Company’s election to be regulated as a BDC under the Investment Company Act,~~ and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.
(c) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).
10.
Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.
11.
Amendments.

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.
12.
Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
[Signature Page Follows]

* * *
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.
[CAPITALA FINANCE CORP.]
By:

Name: ~~Joseph B. Alala, III~~
Title: ~~Chief Executive Officer and President~~
~~CAPITALA INVESTMENT ADVISORS,~~MOUNT LOGAN MANAGEMENT LLC
By:

Name: ~~Joseph B. Alala, III~~
Title: ~~Manager~~

APPENDIX B
FEE WAIVER
[          ], 2021
LETTER AGREEMENT
[Capitala Finance Corp.] (the “Company”)
[new address]
Re: Fee Waiver Agreement
This Letter Agreement documents the agreement by Mount Logan Management LLC (the “Adviser”) to waive certain incentive fees payable or paid by the Company pursuant to the Investment Advisory Agreement between the Company and the Adviser dated [   ], 2021 (the “Advisory Agreement”).
For a period of two years beginning on [   ], 2021, the Adviser hereby agrees to waive and/or reimburse fees payable or paid by the Company pursuant to the Advisory Agreement in an amount equal to the aggregate amount that capital gains incentive fees exceed capital gains incentive fees that would have been paid by the Company pursuant to the Investment Advisory Agreement between the Company and Capitala Investment Advisors, LLC dated September 24, 2013. This waiver will be accrued annually on a cumulative basis and, to the extent required, any fees will be waived or reimbursed as soon as practicable after the end of the two-year period. In the event that the end of the two-year period does not coincide with the end of a fiscal year, the fees subject to the waiver under this Letter Agreement will be calculated at the end of such fiscal year and appropriately prorated to account for the number of days during such fiscal year that this capital gains incentive fee waiver was in effect.
This Letter Agreement shall terminate upon the earlier of (i) the waiver and/or reimbursement of all amounts due to be waived or reimbursed under this Letter Agreement or (ii) termination of the Advisory Agreement. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.
Sincerely,
Mount Logan Management LLC
By:

Name:
Title:
ACKNOWLEDGED AND ACCEPTED
[Capitala Finance Corp.]
By:

Name:
Title:

B-1

0 14475 CAPITALA FINANCE CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAPITALA FINANCE CORP. FOR THE SPECIAL MEETING OF STOCKHOLDERS MAY 27, 2021 The undersigned stockholder of Capitala Finance Corp. (the “Company”) acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company and hereby appoints Joseph B. Alala, III, Stephen A. Arnall, and Kevin A. Koonts, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at Renaissance Charlotte Southpark Hotel, 5501 Carnegie Blvd, Charlotte, NC 28209 on May 27, 2021, at 1:30 P.M., Eastern Time, and at all postponements or adjournments thereof, as indicated on this proxy. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE; where no choice is specified, it will be voted FOR Proposals 1 and 2. Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope. (Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF CAPITALA FINANCE CORP. May 27, 2021 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/23639/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030300000000000000 8 052721 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To approve the Company’s entry into a new investment advisory agreement between the Company and Mount Logan Asset Management, LLC. 2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1.1 Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 SPECIAL MEETING OF STOCKHOLDERS OF CAPITALA FINANCE CORP. May 27, 2021 PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 00030300000000000000 8 052721 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/23639/ INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. FOR AGAINST ABSTAIN 1. To approve the Company’s entry into a new investment advisory agreement between the Company and Mount Logan Asset Management, LLC. 2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.
FOR AGAINST ABSTAIN